Form of Consent of Independent Registered Public Accounting Firm

To the Board of Directors of

[Calvert Variable Series, Inc.][Calvert Variable Products, Inc]:

We consent to the use of our reports dated February 27, 2012, with respect to the financial statements of the [Calvert VP SRI Strategic Portfolio, a series of Calvert Variable Series, Inc.][Calvert VP S&P 500 Index Portfolio, a series of Calvert Variable Products, Inc.], as of December 31, 2011, incorporated herein by reference and to the references to our firm under the headings “Financial Statements” in the Registration Statement on Form N-14.

[SIGNATURE]

Philadelphia, Pennsylvania

January 29, 2013